UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2012

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Alion Science and Technology Corporation (Alion or the Company) intends to disclose on August 14, 2012, the following non-public information.

Consolidated EBITDA (as defined in the Company’s Credit Agreement dated as of March 22, 2010, as amended) for the twelve months ended June 30, 2012, was approximately $71.3 million, and for the three months ended June 30, 2012, was approximately $18.8 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Non-GAAP Measures—Consolidated Net Income and Consolidated EBITDA Calculations

(Dollars in thousands)

(Unaudited)

	Three months ended June 30, 2012	Twelve months ended June 30, 2012
Calculation of Consolidated Net Income
Net loss	($8,866)	($44,030)
Less: Gain on asset sales	—	(178)
Less: Debt extinguishment gain	—	—

Consolidated Net Income	($8,866)	($44,208)

Calculation of Consolidated EBITDA*
Consolidated Net Income	($8,866)	($44,208)
Plus: Interest expense	18,793	74,669
Plus: Income tax expense	1,744	6,974
Plus: Depreciation and amortization expense	2,871	11,397
Plus: Non-cash stock-based compensation expense (credit)	36	(427)
Less: Cash paid for stock-based compensation	—	—
Plus: Non-cash ESOP and 401(k) contributions	3,383	13,913
Plus: Employee salary deferrals used to purchase Alion common stock	634	2,698
Less: Cash paid for ESOP obligations	(426)	(866)
Plus: Non-cash LTIP (credit) expense	(234)	1,515
Less: Cash paid for LTIP grants	—	(120)
Plus: Non-recurring expenses	848	5,765

Consolidated EBITDA	$18,783	$71,310

*	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure under generally accepted accounting principles in the United States of America (GAAP). EBITDA is a common non-GAAP financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool.

Consolidated EBITDA is a contractually-defined term that excludes certain non-cash expenses and non-recurring items from EBITDA in order to evaluate our ability to meet our obligations from our continuing operations. Consolidated EBITDA is not defined under GAAP and is not a measure of operating income, operating performance, profitability, cash flows or liquidity presented in accordance with GAAP. Consolidated EBITDA is presented as a measure of our ability to meet contractually-determined debt covenants. Consolidated EBITDA has important limitations on its usefulness as an analytical tool.

Item 8.01	Other Events

Alion will host a conference call on August 15, 2012 at 2:00 p.m. EST, 11:00 a.m. PST, to discuss third quarter financial results for Alion’s fiscal year 2012. Participants may join the conference call by dialing (866) 847-7859 (toll-free) or (703) 639-1426 ten minutes prior to the start of the conference. The conference code is 1586969. This call is being provided for and is limited to investors in Alion’s debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ Barry M. Broadus
Name:	Barry M. Broadus
Title:	Chief Financial Officer (Acting)

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